EXHIBIT 4(c)

Form of Award Agreement

GREIF, INC.

STOCK OPTION AWARD AGREEMENT

UNDER THE

2005 OUTSIDE DIRECTORS EQUITY AWARD PLAN

Greif, Inc., a Delaware corporation (the “Company”), has granted to [name of outside director] (the “Grantee”), an option (the “Option”) to purchase [# of shares] shares of Class A Common Stock, without par value, of the Company (the “Shares”) at an exercise price of $[            ] per Share. The Option has been granted pursuant to the Company’s 2005 Outside Directors Equity Award Plan (the “Plan”) and shall be subject to all of the provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the following provisions of this agreement. Capitalized terms used in this agreement which are not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

§1. Time of Exercise. The Option shall be exercisable at any time on or after [                        ] (the “Grant Date”) and prior to the tenth anniversary of the Grant Date. The Option is fully vested and exercisable as of the Grant Date. If any portion of the Option has not been exercised as of the tenth anniversary of the Grant Date, then that unexercised portion of the Option shall expire.

§2. Method of Exercise. The Option may be exercised, in whole or in part, from time to time by giving written notice (in substantially the form attached as Exhibit A) delivered in person or by certified mail to the Secretary of the Company, which notice shall:

(a) State that the Option is thereby being exercised, the number of Shares (which must be a whole number) with respect to which the Option is being exercised, the person in whose name any certificates for the Shares should be registered and such person’s address and social security number, and the time for delivery of the Shares;

(b) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Grantee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

(c) Contain such representations and agreements with respect to the investment intent of such person or persons exercising the Option in form and substance satisfactory to counsel for the Company.

§3. Payment of Price. Upon exercise of the Option with respect to any of the Shares in the manner described in §2 above, the Company shall deliver a certificate or certificates for those Shares to the specified person or persons at the specified time at the principal office of the Company, which such Shares shall be delivered upon payment in the following manner of the total exercise price for those Shares: (a) by certified or bank cashier’s check; (b) by delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price; (c) by surrender of Shares subject to the Option which have a fair market value equal to the total exercise price at the time of exercise; or (d) by a combination of the preceding methods.

§4. Transferability. Except as otherwise set forth in this §4, the Option shall not be transferable by the Grantee other than by will or the laws of descent and distribution. During the lifetime of the Grantee, the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Grantee for the Grantee’s own account. Upon the death of the Grantee, the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the executor or administrator of the Grantee’s estate.

Notwithstanding the foregoing to the contrary, the Option or any portion thereof may be gifted (i.e., no payment of consideration) by the Grantee, from time to time, to one or more of the Grantee’s spouse, domestic or life partner, children, grandchildren, nieces, or nephews, to the trustee of a trust for the principal benefit of one or more of such persons, or to partnerships whose only partners are one or more of such persons. The Option or any portion thereof which is gifted shall continue to be subject to all provisions and conditions of the Plan and this agreement, including without limitation, restrictions on further transferability and limitations on exercise following the cessation of the Grantee as a director, provided that the person receiving a gift of the Option or any portion thereof shall have the same right to exercise the Option or any portion thereof gifted as the Grantee.

§5. Termination of Option. If the Grantee ceases to be a director of the Company for any reason, then the Option or any unexercised portion of the Option shall terminate unless it is exercised within six months after the date the Grantee ceases to be a director (but in no event after expiration of the original term of the Option); provided that if the Grantee ceases to be a director by reason of the Grantee’s death, then the six-month period shall instead be a one-year period.

§6. Taxes. The Grantee hereby agrees that, upon request by the Company, the Grantee shall pay to the Company an amount equal to all taxes which the Company is required to withhold with respect to the receipt by the Grantee of Shares pursuant to the Grantee’s exercise of the Option or any portion thereof or make arrangements satisfactory to the Company regarding the payment of such taxes, or, in lieu thereof, the Company shall have the right to retain, or sell without notice, a number of Shares subject to such Option exercise sufficient to cover the amount required to be withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

§7. Compliance with Securities Laws. No portion of the Option shall be exercisable, and no Shares shall be deliverable under this agreement or the Plan, except in compliance with all applicable federal and state securities laws and regulations. The Company may require the Grantee and any assignee of the Grantee acquiring Shares pursuant to the exercise of the Option or any portion thereof (a) to represent and warrant to and agree with the Company in writing that such person or persons are acquiring the Shares without a view to distribution thereof, and (b) to make such additional representations, warranties and agreements with respect to the investment intent of such person or persons exercising the Option as the Company may reasonably request.

All certificates for the Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

§8. Section 16 Compliance. Unless the Grantee could otherwise dispose of the Shares without incurring liability under Section 16(b) of the Exchange Act, Shares acquired upon the exercise of the Option or any portion thereof may not be disposed of until at least six months have elapsed from the Grant Date.

GREIF, INC.

By
[Corporate Officer]

Acceptance of Agreement

The Grantee hereby: (a) acknowledges receiving a copy of the Plan and represents that the Grantee is familiar with all provisions of the Plan; and (b) accepts this agreement and the Option granted to the Grantee under this agreement subject to all terms, provisions, and restrictions of both the Plan and this agreement.

[Name of Option Holder] Dated as of: [ ]

EXHIBIT A

Form of Notice to Exercise Option

[Date]

Greif, Inc.

425 Winter Road

Delaware, Ohio 43015

Attention:	Secretary

Ladies and Gentlemen:

This letter shall constitute the written notice pursuant to §2 of the Stock Option Award Agreement with a “Grant Date” of [                        ] (the “Agreement”), between [name of outside director] and Greif, Inc., a Delaware corporation (the “Company”). The undersigned, the holder of an option (the “Option”) to purchase the number of shares of Class A Common Stock, without par value (the “Shares”), of the Company set forth in the Agreement pursuant to the Company’s 2005 Outside Directors Equity Award Plan, which Option is evidenced by the Agreement, hereby exercises the Option with respect to [            ] Shares. Certificates for the Shares to be issued in connection with this exercise should be registered in the name set forth below and delivered to the principal office of the Company on or about [            ] (the “Delivery Date”) [more than 10 but less than 20 business days from the date of this notice]:

Name

Street Address

City, State, and Zip Code

Social Security Number

Payment of the exercise price for the Shares to which this notice relates shall be made on or prior to the Delivery Date in the manner set forth in §3 of the Agreement.

Sincerely,

[Name of Option Holder]